Exhibit 5

GRADY & ASSOCIATES

ATTORNEYS & COUNSELORS AT LAW

20220 CENTER RIDGE ROAD, SUITE 300

ROCKY RIVER, OHIO 44116-3501

(440) 356-7255

Fax (440) 356-7254

www.gradyassociates.com

August 9, 2022

Middlefield Banc Corp.

15985 East High Street

Middlefield, Ohio 44062

Re: S-4 Form Registration Statement

Gentlemen:

We acted as counsel for Middlefield Banc Corp. in the preparation of Middlefield Banc Corp.’s Registration Statement on Form S-4 being filed with the SEC. The Registration Statement has to do with the proposed issuance and sale of up to 2,633,518 shares of Middlefield Banc Corp.’s common stock, without par value, under the May 26, 2022 Agreement and Plan of Merger entered into by Middlefield Banc Corp., MBCN Merger Subsidiary, LLC, and Liberty Bancshares, Inc.

For this opinion we examined such documents, records, and matters of law as we deemed necessary. We examined the originals or photostatic or certified copies of such records and certificates of officers and of public officials and such other documents as we deemed relevant and necessary for purposes of our opinion. We assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of original documents to all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of the copies.

Based upon the foregoing examination, we are of the opinion that the shares of Middlefield Banc Corp. common stock to be issued and sold under the May 26, 2022 Agreement and Plan of Merger have been duly authorized and, when issued and sold under Middlefield Banc Corp.’s Registration Statement on Form S-4 and in accordance with the terms of the May 26, 2022 Agreement and Plan of Merger, will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-4 and to reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

Sincerely yours,

/s/ Grady & Associates